Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Gilles Pharand and Razvan L. Theodoru as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Domtar Corporation (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Harold H. MacKay Harold H. MacKay	Chairman of the Board and Director	February 20, 2007

/s/ Raymond Royer Raymond Royer	President, Chief Executive Officer and Director	February 28, 2007

/s/ Daniel Buron Daniel Buron	Chief Financial Officer	February 22, 2007

/s/ Jack C. Bingelman Jack C. Bingleman	Director	February 20, 2007

Signature	Title	Date

/s/ Marvin Cooper Marvin D. Cooper	Director	February 21, 2007

/s/ Louis P. Gignac Louis P. Gignac	Director	February 21, 2007

/s/ Brian M. Levitt Brian M. Levitt	Director	February 19, 2007

/s/ W. Henson Moore W. Henson Moore	Director	February 20, 2007

/s/ Michael R. Onustock
Michael R. Onustock	Director	February 20, 2007

/s/ Robert J. Steacy Robert J. Steacy	Director	February 20, 2007

/s/ William C. Stivers William C. Stivers	Director	February 19, 2007

/s/ Pamela B. Strobel Pamela B. Strobel	Director	February 21, 2007

/s/ Richard Tan
Richard Tan	Director	March 4, 2007

/s/ Denis Turcotte Denis Turcotte	Director	February 26, 2007